Exhibit 10.27
Amendment to Stock Option Agreement and Notice
     This Amendment to Stock Option Agreement is made on the 27th day of December, 2006 by and between Cyberonics, Inc., a Delaware corporation (the “Company”) and Stanley Appel, M.D. (“Optionee”).
     Whereas, the Company and Optionee entered into a Stock Option Agreement having a grant date of December 12, 1996, which agreement includes a Notice of Stock Option Grant (collectively, the “Agreement”); and
     Whereas, the Company and Optionee now desire to amend the Agreement to extend the period for Optionee to exercise the option granted under the Agreement to December 31, 2006;
     Now, Therefore, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. The paragraph entitled, “Termination Period,” under “Notice of Stock Option Grant” is deleted in its entirety, and the following is substituted therefor: “The Option may be exercised on or prior to December 31, 2006.”
     2. Except as expressly amended herein, the terms of the Agreement remain unchanged.
     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment voluntarily and of their own free will.

OPTIONEE		CYBERONICS, INC.

/s/ Stanley Appel	By:	/s/ John A. Riccardi

Stanley Appel, M.D.		John A. Riccardi
Chief Financial Officer